SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no.  4 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COLD CAM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

3670

(Primary Standard Industrial Classification Code Number)

46-1504799

(I.R.S. Employer Identification Number)

Yonekatsu Kato, President

Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil, 04040-002

775-297-4412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street, Carson City, Nevada 89703

775-882-1013

 (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]

                                            Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)                     Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, $0.001 par value	5,000,000	$0.02	$100,000	$13.64

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

5,000,000

Shares of Common Stock Offered by

Cold Cam, Inc.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	2,500,000	$50,000	$0.00	$50,000
Maximum	5,000,000	$100,000	$0.00	$100,000

Prior to this registration, there has been no public trading market for the common stock of Cold Cam, Inc. (“CC”) and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  CC’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada. The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Kato will remain as the company’s CEO.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.,An emerging growth company could be capable of taking advantage of several exceptions. See page 07 for a discussion of these exceptions.

The date of this prospectus is April 12 , 2013.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “CC” refer to Cold Cam, Inc.

Cold Cam, Inc. is a development stage company incorporated in the State of Nevada on October 25, 2012 and established a fiscal year ending October 31st. We intend to develop a camera system to be placed on the inside of the refrigerator door. It will take pictures of the contents every time the door closes. Those pictures will appear on a touch screen, which can be seen on the outside of the refrigerator door, eliminating the need to search for items or keep the refrigerator door open for prolonged periods of time. This touch screen would also allow the user to upload pictures, write notations or messages and have a calendar for daily or weekly reminders

We plan on generating revenue by licensing our product to refrigerator manufacturing companies. We expect to negotiate our compensation based on a percentage of the price of every refrigerator sold with our technology.

At this time, we have not developed our product or contacted any possible client or developer. The Company has not yet implemented its business model and to date, has generated no revenues.

Our office is located at Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil, 04040-002, our telephone number is 775-297-4412 and our fax number is 775-546-6003. This is also the president’s home address and he provides such space at no charge to the company. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada 89703, telephone number (775) 882-1013. The Company does not own or rent any property.

CC has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

We estimate that the sale of at least 75% of the offered shares herein would allow us to keep our status current with the SEC and implement our Plan of Operations. We estimate that the sale of at least 50% of the shares offered herein would allow us to keep our status current with the SEC but we could need more funds to implement our Plan of Operations. If we sell less than 50% of the shares offered herein, we would need more funds to implement our Plan of Operations.

Our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,464 and Expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $15,900). For full disclosure; see our Use of Proceeds table on page 20.

Our sole officer and director is committed to advance up to $15,000 if funds are required to maintain the reporting status current with the SEC for the next twelve months if insufficient amount of proceeds are obtained by the Company. These funds would be available for expenses, incurred in the form of a non-secured loan with no interest and no fixed repayment date. There is no contract in place or written agreement with Mr. Kato.

The Company’s sole officer and director, Mr. Kato, owns 100% of the outstanding shares and will own  66.6% after this offering is completed, if all the offered shares are sold.

GROSS PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%

Dollar amount	$ 25,000	$ 50,000	$ 75,000	$ 100,000

NET PROCEEDS FROM THIS OFFERING

Dollar amount	$ 1,636.00	$ 26,636.00	$ 51,636.00	$ 76,636.00

USE OF NET PROCEEDS

Searching for and hiring a developer	$ 500.00	$ 750.00	$ 1,000.00	$ 1,500.00

Product development and Testing	$1,100.00*	$24,800.00**	$ 47,300.00	$ 69,300.00

Selling/Licensing process	$ -*	$ 1,000.00	$ 3,000.00	$ 5,000.00

Office supplies and related costs	$ 36.00	$ 86.00	$ 336.00	$ 836.00

*   additional funds would be necessary

** additional funds could be necessary

CC believes that the sale of 100% of the shares offered herein would allow us to successfully implement our Plan of Operation. We believe that the sale of 75% of the shares offered herein would possibly allow us to implement our Plan of Operation with some compromises. The sale of 50% of the shares offered herein would likely not be enough to complete our Plan of Operation. The sale of 25% of the shares offered herein would not be enough to complete our Plan of Operation (see our Plan of Operation on page 49 for more details).

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Kato will remain as the company’s CEO.

Being an Emerging Growth Company

CC is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors. Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a. Solicitation of proxies in violation of rules and regulations

It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b. Giving or refraining from giving proxy in respect of any security carried for account of customer

1. It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2. With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

Cold Cam, Inc. is a smaller reporting company. Regardless of whether also qualified as an “emerging growth company” or not, “smaller reporting companies” are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from  the recent Dodd-Frank “say-on-pay/frequency” legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the “say-on-pay” shareholder vote requirements as well the shareholder vote on frequency requirements.

The Company has not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act.  No broker or dealer is participating and no broker or dealer will participate in the Company’s offering.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The Company believes this offering is not subjected to Rule 419 of Regulation C because: we are a development stage company that has a specific business plan and purpose and has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering.

SUMMARY OF THE OFFERING

As of January 31, 2013, CC has 10,000,000 shares of common stock issued and outstanding and is registering additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. CC will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	5,000,000 shares of common stock, $0.001 par value per share
Offering price per share	$0.02
Common Stock Outstanding before Offering	10,000,000 common shares
Common Stock Outstanding after Offering	15,000,000 common shares
Minimum number of shares to be sold in this offering	None
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

CC will receive all proceeds from the sale of the common stock. If all 5,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering: $7,464 estimated expenses related to this offering, $15,900 estimated expenses to maintain our report status for 12 months after effective date, $1,500 to search and hire a developer, $69,300 to develop and test the product, $5,000 estimated cost of selling and licensing process and $836 estimated cost of office supplies.

Termination of the offering

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. CC may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. CC has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet:	As of January 31, 2013
Total Assets:	$ 2,174
Total Liabilities:	$ 2,593
Shareholder’s Deficit:	($419)

Operating Data:	October 25, 2012 (inception) through January 31, 2013
Revenue:	$ -
Net Loss:	$ 7,702
Net Loss Per Share:	$ -

As shown in the financial statements accompanying this prospectus, CC has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of its common stock as the sole source of funds for our future operations.

As of January 31, 2013, the end of the most recent fiscal year end, CC had raised $10,000 through the sale of its common stock to our sole officer and director. There is $2,174 of cash on hand in the corporate trust account. The Company currently has liabilities of $2,593, represented by expenses accrued during its start-up ($750 related to accounting expenses and $1,843 related to incorporation costs). In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,464, represented by SEC filing fee ($14), legal ($1,500), bookkeeping ($700), accounting ($3,500), EDGARization ($750) and transfer agent and printing costs ($1,000).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. CC should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF COLD CAM, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated January 04, 2013; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to CC, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital and partial devotion from our management (currently, about 10 hours per week). Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

Our Company expects to start generating revenue only after successfully completing all the steps described in our Plan of Operations, considering that we can find and close a deal with a possible client. Our Plan of Operations is expected to be completed after a 12 month period starting upon the termination of this offering, granted that we have raised enough funds to do so.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. CC’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The company’s sole officer and director, Mr. Kato, own 100% of the outstanding shares and will own  66.6% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause him interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Risks Related to Investing in Our Company

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our product. To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to Our Securities

IF OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Associated with Management and Control Persons

BECAUSE OUR MANAGEMENT HAS ONLY AGREED TO PROVIDE THEIR SERVICES ON A PART-TIME BASIS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Yonekatsu Kato, our sole officer and director, currently devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Kato, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, he is prepared to devote more time to our operations, however, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

Due to the specified nature of our business, recruiting and retaining certain key personnel is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING COLD CAM’S BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running an electronic components business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

SINCE OUR SOLE OFFICER AND DIRECTOR RESIDES IN SAO PAULO, BRAZIL, SHAREHOLDERS MAY HAVE DIFFICULTIES ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS

Even though we are a Nevada corporation, our management’s residence is in the city of Sao Paulo, in Brazil. His ability to travel to the United States depends on his availability of time, resources, a valid passport and visa. Although it may be difficult to obtain in personam jurisdiction, our sole officer and director is still subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors or US entities.

There will be no assurance that the president would be able to attend any event in person on a timely matter or at all.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Our president holds 10,000,000 shares of our common stock. In the event the conditions of Rule 144 are met (see Plan of Distribution, page 23), sales of a substantial number of shares of common stock, including the sale of shares held by our President, in any public market after the closing of this offering would likely cause the market price of our common stock to decline.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

Cold Cam is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on October 25, 2012 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar product, the entry of new competitors into the electronic components industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the electronic components industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCT OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The company’s growth strategy is substantially dependent upon its ability to market its product successfully to prospective clients. However, its product may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s product to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The company expects to experience growth for the foreseeable future, after we raise enough funds to start the implementation of our Plan of Operations. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

WE HAVE NOT YET CONTACTED ANY POSSIBLE CLIENT. THERE IS NO GUARANTEE THAT OUR PRODUCT WILL BE ACCEPTED.

Even if we are able to successfully develop our product, we would have to find a refrigerator manufacturing company, willing to license our product. Because we have not begun market research with public interest or demand of our product or contacted any possible client, there is no guarantee that our product would be accepted.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

BECAUSE THE INDUSTRY IS DEPENDENT UPON GENERAL ECONOMIC CONDITIONS AND UNCERTAINTIES, FUTURE DEVELOPMENTS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% ($25,000), 50% ($50,000), 75% ($75,000) and 100% ($100,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 25,000	$ 50,000	$ 75,000	$ 100,000
	==========	=========	==========	==========
EXPENSES RELATED TO THIS OFFERING
Legal	$ 1,500.00	$ 1,500.00	$ 1,500.00	$ 1,500.00
Bookeeper	$ 700.00	$ 700.00	$ 700.00	$ 700.00
Accounting	$ 3,500.00	$ 3,500.00	$ 3,500.00	$ 3,500.00
EDGARization	$ 750.00	$ 750.00	$ 750.00	$ 750.00
Transfer Agent and printing	$ 1,000.00	$ 1,000.00	$ 1,000.00	$ 1,000.00
SEC Registration Fee	$ 14.00	$ 14.00	$ 14.00	$ 14.00
TOTAL	$ 7,464.00	$ 7,464.00	$ 7,464.00	$ 7,464.00

EXPENSES TO MAINTAIN OUR REPORT STATUSFOR 12 MONTHS AFTER EFFECTIVE DATE
Accounting	$ 9,500.00	$ 9,500.00	$ 9,500.00	$ 9,500.00
Bookeeper	$ 2,800.00	$ 2,800.00	$ 2,800.00	$ 2,800.00
EDGARization	$ 1,100.00	$ 1,100.00	$ 1,100.00	$ 1,100.00
XBRL expenses	$ 2,500.00	$ 2,500.00	$ 2,500.00	$ 2,500.00
TOTAL	$ 15,900.00	$ 15,900.00	$ 15,900.00	$ 15,900.00

NET PROCEEDS FROM THIS OFFERING	$ 1,636.00	$ 26,636.00	$ 51,636.00	$ 76,636.00

Searching for and hiring a developer	$ 500.00	$ 750.00	$ 1,000.00	$ 1,500.00

Product development and Testing	$ 1,100.00	$ 24,800.00	$ 47,300.00	$ 69,300.00

Selling/Licensing process	$ 0	$ 1,000.00	$ 3,000.00	$ 5,000.00

Office supplies and related costs	$ 36.00	$ 86.00	$ 336.00	$ 836.00

The above figures are estimated costs.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation, started on page 40.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Kato.

Estimated expenses related to this offering ($7,464):

We estimate a cost of $3,500 with auditor’s fees and $700 with bookkeeper’s fees to prepare the October 31, 2012 fiscal year end financials contained herein, plus $1,500 for the attorney’s opinion letter and $14 (to cover the $13.64) for the SEC registration fee (calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $136.4 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .0001364 ($100,000 x .0001364 = $13.64). We expect to have costs related to EDGARization in the amount of $750 and costs with Transfer Agent and printing of $1,000.

Estimated expenses to maintain our reporting status for 12 months after effective date ($15,900):

We expect to spend $2,000 with auditor’s fees for each review of our Financial Statements for 3 forms 10Q’s ($6,000 in total) and $3,500 for the fiscal year end financials audit. The bookkeeper’s fees for each financial statement will be $700 ($2,800 in total). We expect to have costs related to EDGARization of $1,100 ($600 for 3 forms 10Q’s and $500 for 1 form 10K) and $2,500 for the annual XBRL mapping fee.

Our sole officer and director expressed that he is willing to advance up to $15,000 if funds are required to maintain the reporting status current with the SEC for the next twelve months if insufficient amount of proceeds are obtained by the Company. These funds would be available for expenses, incurred in the form of a non-secured loan with no interest and no fixed repayment date. There is no contract in place or written agreement with Mr. Kato.

Mr. Kato will not be required to advance funds if we are able to raise enough funds through this offering.

 The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next 12 months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by CC and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on October 25, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0061
Increase to present stockholders in net tangible book value per share after offering	$0.0062
Capital contributions	$100,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$100,000
Percentage of capital contributions	90.9%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.4%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$75,000
Percentage of capital contributions	88.2%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	27.3%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017
Capital contributions	$50,000
Percentage of capital contributions	83.3%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	20.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.018
Capital contributions	$25,000
Percentage of capital contributions	71.4%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	11.1%

PLAN OF DISTRIBUTION

CC is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by CC. All of these shares will be offered to business associates, friends, and family of the management of the Company, as well as the general public in all jurisdictions that its prospectus is valid in and will not be limited to any region or country.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

CC will receive all proceeds from the sale of the shares. The price per share is fixed at $0.02. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 5,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. CC may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  CC will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

CC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

As of the date of this prospectus, the Company has no shareholder, other than its sole officer and Director, Mr. Kato. There are no other affiliates to the Company and Mr. Kato will not purchase any of the shares offered herein.

Currently, we have one (1) holder of record of our common stock, Mr. Kato. Mr. Kato owns 10,000,000 shares that would be subject to the resale restrictions of Rule 144. Under Rule 144(k), once Mr, Kato is no longer affiliate of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Mr. Kato could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their restricted and control securities.

 Rule 144 Shares

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act. Shares of common stock considered “restricted securities” may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a shell company and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act of 1933. As such, all restricted securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

DESCRIPTION OF SECURITIES

We have 10,000,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of Cold Cam stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately  66.6% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, CC will act as its own transfer agent.

Transfer Agent

The Company has not hired a Transfer Agent yet and the Company is acting as its own transfer Agent until one is hired.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. Certified Public Accountant to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On October 25, 2012, Mr. Yonekatsu Kato, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year  fiscal year ending October 31st. The objective of this corporation is to develop a camera system to be placed on the inside of the refrigerator door. It will take pictures of the contents every time the door closes. Those pictures will appear on a touch screen, which can be seen on the outside of the refrigerator door, eliminating the need to search for items or keep the refrigerator door open for prolonged periods of time. This touch screen would also allow the user to upload pictures, write notations or messages and have a calendar for daily or weekly reminders.

As of the date of this prospectus, we have not developed our product or contacted any possible client or developer. The Company has not yet implemented its business model and to date, has generated no revenues.

Our office is located at Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil, 04040-002, our telephone number is 775-297-4412 and our fax number is 775-546-6003. This is also the president’s home address and he provides such space at no charge to the company. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada 89703, telephone number (775) 882-1013. The Company does not own or rent any property.

CC has no plans to change its business activities or to combine our interests with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

The Company believes that our intended product is attractive to the public, initially as a novelty product. More importantly our product will help conserve energy by minimizing refrigerator door use, because it is intended to take pictures of the refrigerator’s contents every time the door is opened and closed. Therefore, the pictures on the screen would always be from the actual contents in the fridge.

 Users usually open the refrigerator door just to see what is inside. Using our product, there will be no need to open the refrigerator door just to see what is inside, because there will be a current photo from the last time the refrigerator was opened. Also, with our product, the user will be able to keep the door opened for less time, as he or she will know the location of the products, as per the photo on the touchscreen.

Even with the power necessary for the hardware (cameras and touchscreen) and wires installed, we believe that it will have an overall energy saving from the unnecessary door openings. We have not conducted any research and we have no factual evidence that our product could actually save energy, but we plan on developing our prototype with this goal in mind.

The useful touch screen and the applications would keep us pertinent. Evidently, the installation of our product will likely raise the cost of the refrigerator; however, this product will be intended for higher end clients. There is no evidence or market research to support our belief that this product will be accepted and/or desired by any client, higher end or not.

Because of similarities in most refrigerators in the market today, we believe that our product can be a decisive factor when a consumer is choosing to buy a refrigerator, which would be very interesting to the refrigerator manufacturing companies.

These statements are based only on the company’s opinion and there is no research or study.to support any of these statements.

Description of our Product

COLD CAM, INC. (CC, we, the Company) intends to develop a camera system to be placed on the inside part of the refrigerator door. It would take pictures of the contents every time the door is opened. Those pictures would appear on a touch screen placed on the outside part of the refrigerator door, eliminating the need to keep the door open for long periods of time to search for items.

We plan on developing a small camera system to be placed on the inside of the refrigerator door which would not compromise space. In order to show as much of the contents in the refrigerator, we would place the cameras slightly above and tilted towards each open section of the refrigerator. All the connection wires (power wires and wires connected to the screen) would be hidden.

We intend to use existing touch screen technology for our screen. We expect to place the touch screen on the outside of the refrigerator. This touch screen would allow the user to write notes, upload pictures (via USB, Bluetooth and/or memory card, depending on the cost of development) and provide a customized calendar (size, style, color).

We need funds to hire a capable developer to develop and test our product for our selling/licensing process.

We do not plan to manufacture products, such as the camera, connection wires or touch screens. We intend to develop specific software for our product needs.

Our goal is to assemble a functional prototype using existing components and technologies. For this reason, it is expected that we will face some costs related to intellectual property rights and/or licensing costs from the equipment and parts used in our prototype for large manufacturing.

We do not expect to have to pay for licensing or for intellectual property rights costs for our prototype because we will not manufacture this product in large scale. Having to pay for licensing and for intellectual property rights would be responsibility of the refrigerator manufacturing company to which we would license our products, if we cannot pay for such expenses or negotiate an agreement based on future sale results with the license and intellectual property holder.

If we cannot pay for the licensing or intellectual property rights costs, we’d only own our to-be-developed software and the knowledge of how to assemble a functional system.

We expect to start generating revenues after we are able to hire a capable developer to develop and test our product and successfully license our product to refrigerator manufacturing company(s), according to our Plan of Operations (more details on page 49).

We estimate that the sale of at least 75% of the offered shares herein would allow us to keep our status current with the SEC and implement our Plan of Operations. We estimate that the sale of at least 50% of the shares offered herein would allow us to keep our status current with the SEC but we could need more funds to implement our Plan of Operations. If we sell less than 50% of the shares offered herein, we would need more funds to implement our Plan of Operations.

Our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,464 and Expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $15,900).

Competitive Advantages

We believe that once we are able to start develop our product, we would have no direct competitors to our cameras and screen integration technology as we have no knowledge of any other similar product current in the market or under development. However, at the final utilization of our product, it would be competing against all the existing types and brands of refrigerators in the Market. These statements are solely based on the Company’s opinion and there is no data to support it, as no market research has been done.

Eventually, we could be competing against bigger and established companies, possibly becoming direct competition in developing a similar or better product in the future. Our strategy is to offer a new and effective product that would accelerate the sales of refrigerators, installed with our product, which would hopefully allow us to license it to refrigerator manufacturing companies.

Our company has yet to enter the Market and is non-existent in the refrigerator industry thus far. In order to enter into the Market, CC needs to successfully implement its plan of operations, which is dependent on the success of this offering.

Marketing

Once we have our prototype developed, our goal is to present it to refrigerator manufacturing companies. For our Marketing campaign, we intend to develop our website (www.coldcam.com) and produce printed material with professional photos. Initial contact would be made via mail, email and phone calls. The company's president will be responsible for hiring professional photo shoots. He would also be in charge of mailing, emailing and phone calls to prospected buyers. The website would be developed by a contracted company or individual, according to the president's decision and based on the funds available.

We plan on generating revenue licensing for our product to refrigerator manufacturing companies. We expect to negotiate our compensation based on a percentage of the price of every refrigerator sold with our technology.

Our goal is to reach refrigerator manufacturing companies only. We do not intend to market our product directly to the consumer.

We have not yet contacted or secured any kind of agreement and/or contract with any refrigerator manufacturing company.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and copyright protection of our future intellectual property and products in the United States.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the electronic components industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, CC has no permanent staff other than its sole officer and director, Mr. Yonekatsu Kato, who is the President and Chairman of the Company. Mr. Kato is employed elsewhere and has the flexibility to work on CC up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

COLD CAM, INC.

(A Development Stage Company)
FINANCIAL STATEMENTS

January 31, 2013

Unaudited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

COLD CAM, INC.

(A Development Stage Company)
BALANCE SHEETS

	January 31, 2013	October 31, 2012
	Unaudited	Audited

ASSETS

CURRENT ASSETS
Cash	$2,174	$9,000
TOTAL ASSETS	$2,174	$9,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$750	$750
Loans from Related Party	1,843	967
TOTAL CURRENT LIABILITIES	$2,593	$1,717

STOCKHOLDERS' DEFICIT
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value
Issued and outstanding
10,000,000 shares of common stock	$10,000	$10,000
Deficit accumulated during the development stage	(10,419)	(2,717)
TOTAL STOCKHOLDERS' DEFICIT	$(419)	$7,283
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,174	$9,000

The accompanying notes are an integral part of these financial statements

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS
Unaudited

			Inception date
	Three months	Three months	(October 25, 2012)
	ended	ended	to
	January 31, 2013	January 31, 2012	January 31, 2013
EXPENSES

Office and general	$1,702	$-	$3,669
Professional Fees	6,000	-	6,750
Total Expenses	$7,702	$-	$10,419

NET LOSS	$(7,702)	$-	$(10,419)

BASIC AND DILUTED LOSS PER COMMON SHARE - DISCONTINUED OPERATION	$-	$-	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$10,000,000	$-	10,000,000

The accompanying notes are an integral part of these financial statements

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (October 25, 2012) to January 31, 2013
Unaudited
			Deficit
	Common Stock		accumulated
			during the
	Number of		development
	shares	Amount	stage	Total

Founder's Shares issued for cash at $0.001
per share on October 31, 2012	10,000,000	$10,000	$-	$10,000

Net Loss, October 31, 2012			(2,717)	(2,717)
Balance, October 31, 2012	10,000,000	$10,000	$(2,717)	$7,283

Net Loss, January 31, 2013			(7,702)	(7,702)
Balance, January 31, 2013	10,000,000	$10,000	$(10,419)	$(419)

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Unaudited

	Three months	Three months	October 25, 2012
	ended	ended	(date of inception) to
	January 31, 2013	January 31, 2012	January 31, 2013

OPERATING ACTIVITIES
Net loss	$(7,702)	$-	$(10,419)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in payables	-	-	750

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(7,702)	$-	$(9,669)
FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	10,000
Loan from related party	876	-	1,843
NET CASH PROVIDED BY FINANCING ACTIVITIES	$876	$-	$11,843

NET INCREASE (DECREASE) IN CASH	$(6,826)	$-	$2,174

CASH, BEGINNING OF PERIOD	$9,000	$2,819	$-

CASH, END OF PERIOD	$2,174	$2,819	$2,174

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

COLD CAM, INC.
(A Development Stage Enterprise)
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2013

NOTE 1 – FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at , and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements.  The results of operations for the periods ended and the same period last year are not necessarily indicative of the operating results for the full years.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

38
NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - CAPITAL STOCK
The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On October 31, 2012 the Company issued 10,000,000 common shares for $10,000

As of January 31, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS
The amounts due to the related party of $1,843 are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 - SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

COLD CAM, INC.

(A Development Stage Company)
FINANCIAL STATEMENTS

October 31, 2012

Audited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Cold Cam, Inc.

Carson City, Nevada

I have audited the accompanying balance sheet of Cold Cam, Inc. (a development stage company) as of October 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from October 25, 2012 (inception) through October 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cold Cam, Inc. as of October 31, 2012, and the results of its operations and its cash flows for the period from October 25, 2012 (inception) through October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

Ronald R. Chadwick, P.C.

January 4, 2013

RONALD R. CHADWICK, P.C.

COLD CAM, INC.

(A Development Stage Company)
BALANCE SHEETS

October 31, 2012
Audited

ASSETS

CURRENT ASSETS
Cash	$9,000
TOTAL ASSETS	$9,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$750
Loans from Related Party	967
TOTAL CURRENT LIABILITIES	$1,717

STOCKHOLDERS' DEFICIT
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value
Issued and outstanding
10,000,000 shares of common stock	$10,000
Deficit accumulated during the development stage	(2,717)
TOTAL STOCKHOLDERS' DEFICIT	$7,283
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$9,000

The accompanying notes are an integral part of these financial statements

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS
Audited

Inception date
(October 25, 2012)
to October 31, 2012
EXPENSES

Office and general	$1,967
Professional Fees	750
Total Expenses	$2,717

NET LOSS	$(2,717)

BASIC AND DILUTED LOSS PER COMMON SHARE - DISCONTINUED OPERATION	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,428,571

The accompanying notes are an integral part of these financial statements

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (October 25, 2012) to October 31, 2012
Audited
						Deficit
	Common Stock					accumulated
				Additional	Share	during the
	Number of			Paid-in	Subscriptions	development
	shares	Amount		Capital	Receivable	stage	Total

Founder's Shares issued for cash at $0.001
per share onOctober 31, 2012	10,000,000	$10,000	$		$-	$-	$10,000

Net Loss, October 31, 2012						(2,717)	(2,717)

Balance, October 31, 2012	10,000,000	$10,000		$-	$-	$(2,717)	$7,283

COLD CAM, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Audited
October 25, 2012
(date of inception)
to October 31, 2012

OPERATING ACTIVITIES
Net loss	$(2,717)
Adjustment to reconcile net loss to net cash
Increase (decrease) in payables	750

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,967)
FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
Loan from related party	967
NET CASH PROVIDED BY FINANCING ACTIVITIES	$10,967

NET INCREASE (DECREASE) IN CASH	$9,000

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$9,000

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-
Income taxes	$-

COLD CAM, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

October 31, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on October 25, 2012 and established a fiscal year end of October 31, 2012. We are a development-stage Company which intends to develop a camera system to be placed on the inside of the refrigerator door.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising

Advertising costs will be expensed as incurred.  As of October 31, 2012, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

COLD CAM, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

October 31, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.

Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

Currently, the Company has a working capital surplus of $7,283, an accumulated deficit of $2,717 and net loss from operations since inception of $2,717. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.

There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

COLD CAM, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

October 31, 2012

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred or common shares have been authorized or issued.

As of October 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $967 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of October 31, 2012 are as follows:

October 31, 2012

Net operating loss carried forward	2,717
Effective tax rate	35%
Deferred tax assets	950
Less: Valuation allowance	(950)

Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

COLD CAM, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

October 31, 2012

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the termination of this offering, granted that we have raised enough funds, our Company expects to start generating revenue after completing the steps described below. If we do not raise enough cash through this offering, the following plan of operation below will take effect after we raise enough funds to do so.

The expenses referenced herein, including the costs for the materials and equipment, were estimated based on the president’s personal expectations and it is not based in any market research or third party professional’s opinion. For this reason, there is no certainty that the amounts disclosed will be sufficient to accomplish the objectives listed herein.

Further, we do not know how our prototype will look or operate or what materials and equipment will be needed, as we have not yet hired or contacted any possible developer. However, the Company’s President has a vision for the products end use, look and feel.  The product, it is essentially 3 major components, a camera, a computer pad and some specific software application. There are many manufactures of various tablet style computers in both China and Taiwan, these are readily available in small volume and at reasonable costs, as well the same goes for the camera. The company does intend to hire overseas application developer to write our application, we will support only the Android operating system as it allows for the widest choice of compatible tablet technology.  The Company’s president has done further research on the possibility of using bluetooth technology to eliminate the requirements of wires between the tablet and the camera allowing for easier installation and the possible installation for existing fridges.

1.   Searching for and hiring a developer (length 2 months): We plan on searching for a capable developer for our product. We intend to interview the prospected developers, negotiate payment according to our available funds and hire the most suitable one. The company's president will be responsible for all the research, negotiations and hiring third party developer(s). We plan to search of developers and meeting expenses. We plan on placing paid classified ads, on the internet and newspapers.

% of the shares offered herein are sold	Amount allocated to search for and hire a developer
100%	$ 1,500
75%	$ 1,000
50%	$ 750
25%	$ 500

If 100% of the shares offered are sold we expect to allocate $1,500 for this step: $750 would be used to pay for the ads and $750 would be used for costs with meetings.

If 75% of the shares offered are sold we expect to allocate $1,000 for this step: $500 would be used to pay for the ads and $500 would be used for costs with meetings.

If 50% of the shares offered are sold we expect to allocate $750 for this step: $400 would be used to pay for the ads and $350 would be used for costs with meetings.

If 25% of the shares offered are sold we expect to allocate $500 for this step: $300 would be used to pay for the ads and $200 would be used for costs with meetings.

With a greater number of shares sold, we would be able to reach and interview a higher number of candidates. 100% of shares sold would give us more options than 75% of shares sold. 75% would give us more options than 50% and less than 100%, respectively.  Number of options on 100% > 75% >50% > 25%.

2.

Product development and testing (length 9 months): After hiring a developer, we plan on purchasing the necessary materials and equipment according to the developer's needs (such as: tools, wires, touch screens and/or tablets, cameras, etc). The company's president will be responsible for all the shopping and purchasing. We intend to allocate the costs to pay the developer and for purchasing materials and equipment.

We do not expect to rent space. We do not plan to manufacture products, such as the camera, connection wires or touch screens. We intend to develop specific software for our product needs,

Our goal is to assemble a functional prototype using existing components and technologies. For this reason, it is possible that it will be some costs related to intellectual property rights and/or licensing costs from the equipment and parts used in our prototype for large manufacturing.

We do not expect to have to pay for licensing or to intellectual property rights costs because we will not manufacture this product in large scale. Having to pay for licensing and to intellectual property rights would be responsibility of the refrigerator manufacturing company to which we would license our products.

% of the shares offered herein are sold	Amount allocated to develop and test product
100%	$ 69,300
75%	$ 47,300
50%	$ 24,800
25%	$ 1,100

If 100% of the shares offered are sold we expect to allocate $69,300 for this step: we plan on using $25,000 for paying the developer and $44,300 for the purchase of the necessary materials and equipment (such as: tools, wires, touch screens and/or tablets, cameras, etc).

If 75% of the shares offered are sold we expect to allocate $47,300 for this step: we plan on using $20,000 for paying the developer and $27,300 for the purchase of the necessary materials and equipment (such as: tools, wires, touch screens and/or tablets, cameras, etc). Due to the lower amount for the purchases, we could be required to buy some used equipment.

If 50% of the shares offered are sold we expect to allocate $24,800 for this step: we plan on using $10,000 for paying the developer and $14,800 for the purchase of the necessary used materials and equipment (such as: tools, wires, touch screens and/or tablets, cameras, etc). Additional funds could be necessary.

If 25% of the shares offered are sold we expect to allocate $1,100 for this step: this amount would not be enough to develop our prototype. Additional funds would be necessary.

3.

Selling/Licensing process (length 1 month): Once we have our prototype developed, our goal is to present it to refrigerator manufacturing companies. We intend to develop our website and produce printing material with professional photos. The initial contact would be made via mail, email and phone calls. The company's president will be responsible for hiring professional photo shoots. He would also be in charge of the mailing, emailing and phone calls to prospected buyers. The website would be developed by a contracted company or individual, according to the president's decision and based on the funds available.

% of the shares offered herein are sold	Amount allocated to selling/licensing process
100%	$ 5,000
75%	$ 3,000
50%	$ 1,000
25%	none

If 100% of the shares offered are sold we expect to allocate $5,000 for this step: $1,500 for photos, $1,000 for website development and $2,500 for costs with mailing, emailing, phone calls and traveling expenses.

If 75% of the shares offered are sold we expect to allocate $3,000 for this step: $1,000 for photos, $500 for website development and $1,500 for costs with mailing, emailing, phone calls and traveling expenses.

If 50% of the shares offered are sold we expect to allocate $1,000 for this step: $500 for website development and $500 for costs with mailing, emailing and phone calls.

If 25% of the shares offered are sold additional funding would be necessary.

We expect to start generating revenue after the successful accomplishment of this step and the steps described above, considering that we can find and close a deal with a possible client.

4.

Office supplies and related costs (length 12 months): Funds to be used for office supplies, internet and telephone bills. We plan on reserving following the amounts to pay for office costs.

% of the shares offered herein are sold	Amount allocated to office supplies and related costs
100%	$ 836
75%	$ 336
50%	$ 86
25%	$ 36

The Company believes this offering is not subjected to Rule 419 of Regulation C because: we are a development stage company that has a specific business plan and purpose and has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president or any affiliate has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering, other than the experts named herein.

Results of Operations

For the period from inception through January 31, 2013, we had no revenue. Expenses for the period totaled $7,702 resulting in a Net loss of $7,702. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of January 31, 2013 we had $2,174 in cash, with liabilities of $2,593, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Mr. Kato has lent the Company $1,843 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties.

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services. We plan on purchasing the necessary materials and equipment according to the developer's needs (such as: tools, wires, touch screens and/or tablets, cameras, etc) in order to develop our prototype. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Kato is committed to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Kato is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGARizer, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Yonekatsu Kato	65	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. Yonekatsu Kato currently manages a seafood store in Sao Paulo, Brazil since 2011. He had worked as an equipment and circuits technician for Toshiba in Japan from 1993 to March 2010,and from 1998 to March 2010, he became Toshiba’s general manager for the electronic equipment and wire and circuit assembly lines.

Mr. Kato owned a car body shop for 26 years in Brazil (1966-1992). He was responsible for pricing, projects, fabrication and installation as well as general management.

He served the military in Brazil (1962-1963), graduated as an electro-technician (1965-1966) and took a mechanic design course (1966-1967) but did not complete. In 1993, he attended courses for welding (electric and gas), over 100 ton crane and forklift operations.

Our Company believes that Mr. Kato is capable of managing our company due to his general and vast professional experience, his work ethics and the development of his concept for Cold Cam.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Kato other business interests and his involvement in CC.

EXECUTIVE COMPENSATION

CC has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (October 25, 2012) through January 31, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yonekatsu Kato President	2012/2013	0	0	0	0	0	0	0	0

We did not pay any salaries in 2012 and 2013. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Yonekatsu Kato	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of CC has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. CC may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (October 25, 2012) through January 31, 2013.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yonekatsu Kato	0	0	0	0	0	0	0

At this time, CC has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Yonekatsu Kato, Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil, 04040-002	10,000,000	100%	66.6%	75.0%	83.3%	91.7%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	66.6%	75.0%	83.3%	91.7%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kato is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 31, 2013, we issued a total of 10,000,000 shares of common stock to Mr. Yonekatsu Kato, our sole officer and director, for total cash consideration of $10,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Kato has lent the Company $1,843 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	1,500
Bookeeper	700
Accounting	3,500
EDGARization	750
Transfer Agent and Printing	1,000
SEC Registration Fee	14
Total	7,464

All amounts are estimates other than the Commission’s registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next 12 months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

CC is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

OCTOBER 31, 2012

We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation of Registrant
3(ii)	By-laws of registrant
5	Opinion of Befumo & Schaeffer PLLC, dated March 8, 2013, regarding the legality of the securities being registered
10	President’s loan commitment
23(i)

Consent of Ronald R. Chadwick, P.C., dated April 12, 2013, regarding the use in this Registration Statement of their report of the auditors and financial statements of Cold Cam, Inc. for the period ending October 31, 2012

23(ii)	Consent of legal counsel*

*Contained in Exhibit 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  Sao Paulo, State of Sao Paulo, Brazil, on this  12th day of April, 2013.

Cold Cam, Inc.

/s/ Yonekatsu Kato

Yonekatsu Kato

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Yonekatsu Kato

Yonekatsu Kato

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer